NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2007 SECOND QUARTER RESULTS
     CHICAGO, July 26 — GATX Corporation (NYSE:GMT) today reported 2007 second quarter results. Per share results for the second quarter and six months ending June 30 are summarized below:

	Three Months		Six Months
	Ended June 30		Ended June 30
Per Diluted Share	2007	2006	2007	2006
Income from Continuing Operations	$.79	$.71	$1.44	$1.38
Income from Discontinued Operations	(.02)	—	(.06)	.13

Total	$.77	$.71	$1.38	$1.51

     In the 2007 second quarter, net income from continuing operations was $43.5 million or $.79 per diluted share, compared with net income of $41.0 million or $.71 per diluted share in the second quarter of 2006. The 2006 second quarter included a benefit of $5.9 million or $.10 per diluted share related to a statutory reduction in Canadian tax rates. Net income from continuing operations for the first six months of 2007 was $80.5 million or $1.44 per diluted share, compared to $79.1 million or $1.38 per diluted share in the prior year period. The 2006 six-month results also included the aforementioned Canadian tax benefit.
     In 2006, GATX sold the majority of its aircraft leasing business to Macquarie Aircraft Leasing Limited (MALL). As a result, the aircraft leasing segment is reported as discontinued operations and prior periods have been restated to conform to the current presentation.
     Operational highlights for the 2007 second quarter include:
•	Utilization of Rail’s North American fleet was 98% for the second quarter. On a basket of common car types, lease renewal rates increased 14% over expiring rates with an average renewal term of 70 months.

•	Specialty continued to experience strong performance in its marine joint ventures and investment opportunities increased during the quarter.

•	Year-to-date investment volume totaled $240 million, including approximately $191 million in Rail, representing a mix of both new and used railcar investments in North America and Europe.
     “Market conditions in rail have been generally positive in the largest portion of our fleet, general service tank cars serving the chemical and petroleum sectors,” said Brian A. Kenney,

president and chief executive officer. “Weakness continues in certain freight car types, such as coal cars and railcars serving construction-related industries. There is also a modest oversupply of cars serving the ethanol market, as the pace of ethanol plant construction has not supported speculative orders placed by others for this car type. While this softness should have little impact on our 2007 results, we are monitoring these developments and the potential impact on longer-term results.
     “Income from the marine joint ventures in Specialty remains strong as charter rates continue to increase. While weather delays hampered the start of ASC’s 2007 sailing season, demand on the Great Lakes remains high, vessels are fully utilized, and we are realizing benefits from the acquisition of the six-vessel fleet completed in June 2006.
     Mr. Kenney concluded, “We are capitalizing on high asset valuations by selling certain targeted assets, a step that is expected to reduce future volatility, strengthen our portfolio quality, and lead to higher remarketing income in 2007. Based on this expected increase in remarketing income, we now expect 2007 full-year earnings to be at the high end of the $2.90-$3.10 per diluted share range previously announced.”
GATX RAIL
     Rail reported segment profit of $68.1 million in the second quarter of 2007, compared with $64.0 million in the second quarter of 2006. Rail reported segment profit of $135.3 million year-to-date 2007, compared to $121.0 million in the same period 2006. Segment profit increased year over year primarily due to an increased number of cars on lease, higher average lease rates, improved contributions from European operations, and increased remarketing income.
     At June 30, 2007, Rail’s North American fleet totaled approximately 111,000 cars and fleet utilization was 98.0%, versus 98.1% in the first quarter 2007, 98.6% in the prior year second quarter and 98.5% at year end. The North American active fleet (cars on lease) totaled approximately 109,000 railcars at quarter end, an increase of more than 2,000 cars over the end of the second quarter of 2006.
     During the second quarter, lease renewal pricing on a basket of Rail’s most common car types increased 14% over expiring lease rates, compared to 19% in the prior three quarters. Rail also extended the average term on basket renewals during the second quarter to 70 months, compared with 65 months in the second quarter of 2006. This continuing emphasis on lengthening lease terms is expected to temper future earnings volatility.
     Year to date, investment volume totaled $191 million in the first half of 2007 versus $162 million in the comparable 2006 period.

     In macroeconomic data related to Rail’s business, North American manufacturing capacity utilization, as reported by the Federal Reserve, was 81.7% in June 2007, down from 82.3% in June 2006 but up from 81.4% in March 2007. Backlogs at the railcar manufacturers, as reported by the Railway Supply Institute, totaled nearly 74,000 cars at the end of the second quarter 2007, down from approximately 79,000 during the first quarter 2007 and 86,000 in the second and fourth quarters of 2006. Carloadings on the U.S. rails, excluding intermodal, as reported by the Association of American Railroads, decreased 4.1% over the second quarter 2006, due to lower demand for building products related to housing and lower auto industry demand. Chemical shipments increased 2.2% in the second quarter of 2007 versus 2006.
GATX SPECIALTY
     Specialty reported segment profit of $26.4 million in the second quarter of 2007, compared with $21.3 million in the prior year period. Year to date, Specialty reported segment profit of $51.0 million, compared to $57.8 million in the same period in 2006. The 2006 year-to-date results reflect very strong remarketing activity, including $14 million associated with a single transaction in the first quarter 2006 in the managed portfolio. Remarketing gains historically are uneven period to period, particularly gains from the managed portfolio.
     Vessel utilization in Specialty’s marine investments remained high in the second quarter 2007, as demand strengthened and charter rates increased, primarily in the U.S. Gulf region.
     Specialty invested $46 million in the first six months of 2007, primarily in industrial and marine equipment. The Specialty portfolio currently consists of approximately $488 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $449 million.
AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $8.5 million in the second quarter 2007, compared to $10.1 million in the second quarter 2006. Year-to-date segment profit was $8.7 million, compared to $11.3 million in 2006. Inclement weather in early spring led to a slower start and fewer operating days on the Lakes in 2007 compared to 2006. In addition, 2007 year-to-date and second quarter results include $1.2 million of winter maintenance expense on the six vessels acquired in June 2006. These costs were excluded from ASC’s operations in 2006 due to the timing of the acquisition.

DISCONTINUED OPERATIONS
     In the third quarter of 2006, GATX signed an agreement to sell the majority of its aircraft leasing business to MALL. The sale of the wholly-owned aircraft was completed on November 30, 2006 and the sale of the interests in joint venture aircraft was completed on January 17, 2007.
     In addition to the sale to MALL, GATX sold 27 aircraft to AerCap in the latter half of 2006, and in July 2006 completed the sale of GATX’s share of the Pembroke joint venture to management.
     In the first and second quarters of 2007, GATX recorded Air sale purchase price adjustments in Discontinued Operations, none of which were material to GATX’s overall financial position.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides lease financing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2007 second quarter results. Teleconference details are as follows:
Thursday, July 26th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-800-706-6082
International Dial-In: 1-706-634-7421
Replay: 1-800-642-1687 / Access Code: 7358813
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
This release contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s credit ratings; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or implementation of portfolio management initiatives by GATX; the outcome of pending or threatened litigation; and other factors. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(07/26/07)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006
Gross Income
Lease income	$220.7	$203.5	$438.6	$404.1
Marine operating revenue	72.8	54.7	80.4	63.1
Interest income on loans	1.0	1.7	1.9	2.5
Asset remarketing income	17.7	8.4	27.7	34.1
Fees	0.6	1.0	1.3	3.0
Other	15.7	15.9	30.0	31.7

Revenues	328.5	285.2	579.9	538.5
Share of affiliates’ earnings	18.8	18.7	42.3	36.4

Total Gross Income	347.3	303.9	622.2	574.9

Ownership Costs
Depreciation	47.8	40.4	90.0	75.9
Interest expense, net	30.7	31.9	60.6	60.7
Operating lease expense	39.1	41.8	78.2	87.9

Total Ownership Costs	117.6	114.1	228.8	224.5

Other Costs and Expenses
Maintenance expense	58.3	50.7	110.9	102.1
Marine operating expense	52.7	37.9	58.6	44.6
Selling, general and administrative	39.2	38.3	77.2	72.1
Asset impairment charges	—	0.1	1.5	3.2
Other	11.7	6.5	18.5	13.0

Total Other Costs and Expenses	161.9	133.5	266.7	235.0

Income from Continuing Operations before Income Taxes	67.8	56.3	126.7	115.4
Income Taxes	24.3	15.3	46.2	36.3

Income from Continuing Operations	43.5	41.0	80.5	79.1
Discontinued Operations, net of taxes	(1.1)	(0.3)	(3.2)	8.0

Net Income	$42.4	$40.7	$77.3	$87.1

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006
Per Share Data
Basic:
Income from continuing operations	$0.86	$0.81	$1.56	$1.56
(Loss) income from discontinued operations	(0.03)	(0.01)	(0.06)	0.16

Total	$0.83	$0.80	$1.50	$1.72

Average number of common shares (in thousands)	50,626	50,891	51,442	50,740

Diluted:
Income from continuing operations	$0.79	$0.71	$1.44	$1.38
(Loss) income from discontinued operations	(0.02)	—	(0.06)	0.13

Total	$0.77	$0.71	$1.38	$1.51

Average number of common shares and common share equivalents (in thousands)	55,935	62,063	57,500	61,888

Dividends declared per common share	$0.24	$0.21	$0.48	$0.42

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	June 30	December 31
	2007	2006
Assets

Cash and Cash Equivalents	$85.8	$196.2
Restricted Cash	46.7	48.0

Receivables
Rent and other receivables	95.4	102.5
Finance leases	370.9	402.6
Loans	40.6	36.0
Less: allowance for possible losses	(10.0)	(9.6)

	496.9	531.5

Operating Lease Assets, Facilities and Other
Rail	4,512.7	4,352.4
Specialty	143.8	113.6
ASC	365.5	361.2
Less: allowance for depreciation	(1,869.5)	(1,798.0)

	3,152.5	3,029.2

Investments in Affiliated Companies	297.6	291.9
Goodwill	97.0	92.8
Other Assets	191.4	225.2
Assets of Discontinued Operations	—	232.2

Total Assets	$4,367.9	$4,647.0

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$175.0	$158.9

Debt
Commercial paper and bank credit facilities	4.6	22.4
Recourse	1,999.5	2,138.1
Nonrecourse	0.8	2.7
Capital lease obligations	47.4	51.5

	2,052.3	2,214.7

Deferred Income Taxes	692.9	757.4
Other Liabilities	362.9	348.3

Total Liabilities	3,283.1	3,479.3
Total Shareholders’ Equity	1,084.8	1,167.7

Total Liabilities and Shareholders’ Equity	$4,367.9	$4,647.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2007
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$207.5	$12.2	$1.0	$—	$220.7
Marine operating revenue	—	—	72.8	—	72.8
Interest income on loans	—	1.0	—	—	1.0
Asset remarketing income	9.7	8.0	—	—	17.7
Fees	0.3	0.3	—	—	0.6
Other	15.2	0.3	—	0.2	15.7

Revenues	232.7	21.8	73.8	0.2	328.5
Share of affiliates’ earnings	3.3	15.5	—	—	18.8

Total Gross Income	236.0	37.3	73.8	0.2	347.3

Ownership Costs
Depreciation	40.7	3.0	4.1	—	47.8
Interest expense, net	27.7	4.0	2.6	(3.6)	30.7
Operating lease expense	38.4	0.8	—	(0.1)	39.1

Total Ownership Costs	106.8	7.8	6.7	(3.7)	117.6

Other Costs and Expenses
Maintenance expense	52.4	—	5.9	—	58.3
Marine operating expense	—	—	52.7	—	52.7
Asset impairment charges	—	—	—	—	—
Other	8.7	3.1	—	(0.1)	11.7

Total Other Costs and Expenses	61.1	3.1	58.6	(0.1)	122.7

Segment Profit	$68.1	$26.4	$8.5	$4.0	107.0

Selling, general and administrative					39.2

Income from Continuing Operations before Income Taxes					67.8
Income Taxes					24.3

Income from Continuing Operations					$43.5

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2006
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$192.7	$9.7	$1.1	$—	$203.5
Marine operating revenue	—	—	54.7	—	54.7
Interest income on loans	—	1.7	—	—	1.7
Asset remarketing income	5.7	2.7	—	—	8.4
Fees	0.4	0.6	—	—	1.0
Other	14.8	1.1	—	—	15.9

Revenues	213.6	15.8	55.8	—	285.2
Share of affiliates’ earnings	5.5	13.2	—	—	18.7

Total Gross Income	219.1	29.0	55.8	—	303.9

Ownership Costs
Depreciation	36.3	1.5	2.6	—	40.4
Interest expense, net	24.7	4.5	1.6	1.1	31.9
Operating lease expense	40.9	1.0	—	(0.1)	41.8

Total Ownership Costs	101.9	7.0	4.2	1.0	114.1

Other Costs and Expenses
Maintenance expense	47.1	—	3.6	—	50.7
Marine operating expense	—	—	37.9	—	37.9
Asset impairment charges	0.1	—	—	—	0.1
Other	6.0	0.7	—	(0.2)	6.5

Total Other Costs and Expenses	53.2	0.7	41.5	(0.2)	95.2

Segment Profit (Loss)	$64.0	$21.3	$10.1	$(0.8)	94.6

Selling, general and administrative					38.3

Income from Continuing Operations before Income Taxes					56.3
Income Taxes					15.3

Income from Continuing Operations					$41.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2007
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$412.3	$24.2	$2.1	$—	$438.6
Marine operating revenue	—	—	80.4	—	80.4
Interest income on loans	—	1.9	—	—	1.9
Asset remarketing income	19.5	8.2	—	—	27.7
Fees	0.6	0.7	—	—	1.3
Other	28.7	1.1	—	0.2	30.0

Revenues	461.1	36.1	82.5	0.2	579.9
Share of affiliates’ earnings	8.7	33.6	—	—	42.3

Total Gross Income	469.8	69.7	82.5	0.2	622.2

Ownership Costs
Depreciation	80.3	5.6	4.1	—	90.0
Interest expense, net	56.0	7.9	5.1	(8.4)	60.6
Operating lease expense	76.8	1.6	—	(0.2)	78.2

Total Ownership Costs	213.1	15.1	9.2	(8.6)	228.8

Other Costs and Expenses
Maintenance expense	104.7	—	6.2	—	110.9
Marine operating expense	—	—	58.6	—	58.6
Asset impairment charges	—	1.5	—	—	1.5
Other	16.7	2.1	(0.2)	(0.1)	18.5

Total Other Costs and Expenses	121.4	3.6	64.6	(0.1)	189.5

Segment Profit	$135.3	$51.0	$8.7	$8.9	203.9

Selling, general and administrative					77.2

Income from Continuing Operations before Income Taxes					126.7
Income Taxes					46.2

Income from Continuing Operations					$80.5

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2006
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$383.1	$18.9	$2.1	$—	$404.1
Marine operating revenue	—	—	63.1	—	63.1
Interest income on loans	—	2.5	—	—	2.5
Asset remarketing income	11.7	22.4	—	—	34.1
Fees	0.8	2.2	—	—	3.0
Other	29.1	2.3	0.1	0.2	31.7

Revenues	424.7	48.3	65.3	0.2	538.5
Share of affiliates’ earnings	9.1	27.3	—	—	36.4

Total Gross Income	433.8	75.6	65.3	0.2	574.9

Ownership Costs
Depreciation	70.2	3.1	2.6	—	75.9
Interest expense, net	45.8	8.9	2.9	3.1	60.7
Operating lease expense	86.1	2.0	—	(0.2)	87.9

Total Ownership Costs	202.1	14.0	5.5	2.9	224.5

Other Costs and Expenses
Maintenance expense	98.2	—	3.9	—	102.1
Marine operating expense	—	—	44.6	—	44.6
Asset impairment charges	0.3	2.9	—	—	3.2
Other	12.2	0.9	—	(0.1)	13.0

Total Other Costs and Expenses	110.7	3.8	48.5	(0.1)	162.9

Segment Profit (Loss)	$121.0	$57.8	$11.3	$(2.6)	187.5

Selling, general and administrative					72.1

Income from Continuing Operations before Income Taxes					115.4
Income Taxes					36.3

Income from Continuing Operations					$79.1

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Railcar Data)

	6/30/2007	12/31/2006	6/30/2006
Assets by Segment:
Rail	$4,626.1	$4,602.9	$4,354.3
Specialty	489.0	499.5	491.9
ASC	312.2	302.4	308.2
Other	71.3	86.8	128.3

Total Assets of Continuing Operations, Excluding Cash (a)	5,498.6	5,491.6	5,282.7
Discontinued Operations	—	232.2	1,718.9

Total Assets, Excluding Cash (a)	$5,498.6	$5,723.8	$7,001.6

Investment Volume from Continuing Operations
Quarter	117.7		234.1
Year to Date	239.7	763.1	347.3

Non-performing Investments	21.2	21.6	24.0

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	(81.2)	(173.8)	171.2
Debt:
On Balance Sheet
Recourse	1,999.5	2,138.1	2,904.5
Nonrecourse	0.8	2.7	34.6

Off Balance Sheet
Recourse	926.5	977.1	1,028.9
Nonrecourse	336.7	343.9	351.1

Capital Lease Obligations	47.4	51.5	57.1

Total Borrowings, Net of Unrestricted Cash	$3,229.7	$3,339.5	$4,547.4
Total Recourse Debt (b)	2,892.2	2,992.9	4,161.7
Shareholders’ Equity	1,084.8	1,167.7	1,151.8

Recourse Leverage	2.7	2.6	3.6

Asset Remarketing Income from Continuing Operations
Disposition Gains on Owned Assets	11.9		6.2
Residual Sharing Income	5.8		2.2

Total Asset Remarketing Income (Quarter)	17.7		8.4

North American Railcar Data
Fleet Utilization (End of period)	98.0%	98.5%	98.6%
		Full Year
Beginning of Period Fleet Size	110,834	108,151	108,246
Additions	1,226	6,302	1,273
Scrapped/Sold	(1,292)	(3,975)	(1,578)

Ending Fleet Size	110,768	110,478	107,941

(a)	Includes off balance sheet assets

(b)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash